UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

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Invesco Ltd.

(Name of Registrant as Specified In Its Charter)

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On April 25, 2022, Invesco Ltd. made the following disclosure to update certain sections of its Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 25, 2022 (with the amendments to the original text in bold italics).

Board’s role in risk oversight

The first paragraph in the “Board’s role in risk oversight” section on page 22 of the proxy statement is amended as follows:

The Board has oversight responsibility for the company’s enterprise risk management program and processes. This includes oversight over the management of material risks with respect to the company’s business, including, without limitation, business strategy, governance, financial, investment, operational, technology (including cyber risk), regulatory compliance, human capital management, environmental and social risks. Though Board committees address specific risks and risk processes within their purview, the Board has not delegated risk oversight to a committee as full Board engagement supports appropriate consideration of risk in strategy setting and a more holistic understanding of risk across the enterprise.